                                                                   EXHIBIT 10.17

                     DATA PROCESSING RESOURCES CORPORATION
                             EMPLOYMENT AGREEMENT


    This EMPLOYMENT AGREEMENT ("this Agreement") is made effective on May 12, 1998, by and between DATA PROCESSING RESOURCES CORPORATION, a California corporation ("DPRC"), and James A. Adams ("Employee"), with reference to the following:

    A. DPRC wishes to employ Employee, and Employee desires to be so employed, in the capacity of Vice President and Chief Financial Officer at DPRC's Corporate office (currently located at 4400 MacArthur Blvd.), which employment is sometimes hereinafter referred to as "the Employment"), at compensation as detailed on Exhibit A.

    B. DPRC and Employee now wish to formalize the terms of the Employment, as hereinafter provided.

    NOW, THEREFORE, in consideration for the promises and obligations set forth below, DPRC and Employee agree as follows:

1.  Employment.
    ----------

    DPRC agrees to employ, and Employee agrees to be so employed by DPRC on the terms and conditions described below. Employee agrees that during his/her employment by DPRC (sometimes referred to in this Agreement as "the Employment Period"), Employee shall devote his/her full-time efforts to his/her duties as an Employee of DPRC.

2.  Duties and Compensation.
    -----------------------

    2.1 Employee agrees to perform any and all duties now or in the future assigned to Employee by DPRC, in his/her capacity as Vice President and Chief Financial Officer or otherwise.

    2.2 As consideration for said performance of duties and adherence to the covenants in this Agreement, Employee shall be entitled to the Compensation. Employee understands and acknowledges that the Compensation will constitute the full and exclusive consideration to be received by Employee for all services performed by Employee in connection with DPRC's employment of Employee, and for the performance of all his/her promises and obligations under this Agreement.

         2.2.1 DPRC may adopt, or continue in force, benefit plans for the benefit of its employees or certain of its employees, which may include, but not be limited to, group life insurance, medical insurance, etc. DPRC may terminate any or all such plans at any time and may choose not to adopt any additional or replacement plans. Employee's rights under any benefits plans now in force or later adopted by DPRC shall be governed solely by the terms of such plans.

3.  Covenants of Employee.
    ---------------------

    3.1 Employee agrees that during the Employment Period, Employee will not engage in any activity competitive with or adverse to DPRC's business or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation and shall not otherwise undertake planning for or the organization of any business activity competitive with DPRC's business or combine or conspire with other employees or representatives of DPRC for the purpose of organizing any such competitive business activity.

    3.2 It is understood that Employee will gain knowledge and make contacts with DPRC's customers and clients (sometimes collectively referred to in this Agreement as "the Clients") and prospective clients of DPRC in the course of his/her employment that would provide Employee with an unfair competitive advantage for Employee over DPRC, as compared to a normally competitive situation, in the event Employee should seek to solicit business from the Clients and said prospective clients. In recognition of this understanding, Employee agrees that, upon termination of the Employment Period, he/she will not engage in unfair competition, as defined below, against DPRC. For the purposes of this Agreement, the term "unfair competition" shall be construed to include without limitation the following specific prohibitions:

         (a) Employee shall not interfere or attempt to interfere in any way with any existing relationships of DPRC with the Clients with whom DPRC has participated in at least one project or placement within the previous two (2) years, and shall not solicit, divert or take away or attempt to solicit, divert or take away any business of DPRC that is either under contract or in negotiation at the time of the termination of the Employment Period.

         (b) For a period of two (2) years following the termination of the Employment Period, Employee shall not interfere or compete in any way with any proposal efforts of DPRC already in progress (that is, a proposal sent to or being then currently developed for a specific Client or potential client of
DPRC) at the time of the termination of the Employment Period.

         (c) For a period of two (2) years following the termination of the Employment Period, Employee shall not make use of any of his/her personal relationships or business contacts developed during the Employment Period and utilized for business purposes, for the benefit of his/herself, or another, in a competitive manner with respect to the business of DPRC.

         (d) For a period of two (2) years following the termination of the Employment Period, Employee shall not induce, solicit or influence or attempt to induce, solicit or influence any person, who is engaged as an employee or otherwise by DPRC, to terminate his or his/her employment or other engagement with DPRC.

    3.3 Employee acknowledges and understands that during the Employment Period, Employee will have access to and will utilize and review information which constitutes valuable, important and confidential trade secrets, as that term is interpreted under the Uniform Trade Secrets Act (California Civil Code
Section 3426 et seq.) and/or confidential and proprietary material and
             -- ---
information of or relating to the business of DPRC necessary for the successful conduct of the DPRC's business. This information includes, but is not limited to: (a) DPRC's listings of and data regarding the Clients (past and current),
(b) DPRC's information regarding potential customers and clients, (c) data relating to the personnel, supervisory structure and procedures of the Clients;
(d) specific computer technician staffing needs of the Clients; (e) the identity, whereabouts, capabilities and availability of contractors in DPRC's database; (f) DPRC's bidding, billing and pricing practices; (g) the nature and type of services rendered by DPRC to the Clients; and (h) other methodologies, computer programs, employee and contractor resumes, employee databases, processes, compilations of information, results of proposals, job notes, reports, and records (all of which information is sometimes referred to in this Agreement as "the Secrets"). Employee understands further that the Secrets have been and will be accumulated, by Employee and other personnel at DPRC, at a considerable expense to DPRC (including but not limited to compensation paid to DPRC personnel dealing with the Secrets and the Clients), and that DPRC has and will continue to expend its resources in order to maintain actively and vigorously the confidentiality of the Secrets, as such information is extremely valuable to DPRC, and well worth the expense of enforcement and preservation of such confidentiality. Accordingly, Employee agrees to execute DPRC's standard confidentiality agreement requested from each of its employees, at such time as he/she shall be requested by DPRC to do so.

    3.4 At the time of or before the termination of Employee's employment with DPRC, Employee agrees to deliver promptly to DPRC all notes, books, electronic data (regardless of storage media), correspondence and other written and graphical records (including all copies thereof in Employee's possession or under Employee's control relating to any business, work, the Clients or any other aspect of DPRC, including but not limited to all original and copies of all or any part thereof.

    3.5 Employee agrees to comply with DPRC's current rules, regulations and practices, including but not limited to those rules concerning vacation and sick leave, as they may from time to time be adopted or modified, so long as they are uniformly applied to all employees.

    3.6 Employee hereby agrees to indemnify DPRC against any and all joint and several liability, loss, damage, costs or expense which DPRC may hereafter incur, suffer or be required to pay by reason of the violation or breach of any agreement to which Employee was or is bound in connection with Employee's prior employment.

4.  Relief.
    ------

    In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employee agrees that DPRC, in addition to and not in limitation of any other rights, remedies, or damages available to DPRC at law or in equity, shall be entitled to a preliminary and a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, and/or any and all persons directly or indirectly acting for or with Employee.

5.   Miscellaneous Provisions.
     ------------------------

     5.1 In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, then all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in the Agreement. In the event that any provision relating to the time period of any restriction imposed by this Agreement shall be declared by a court of competent jurisdiction to exceed the maximum time period which such court deems reasonable and enforceable, then the time period of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period.

     5.2 This Agreement shall be binding upon the heirs, executors, administrators, and successors-in-interest of the parties hereto.

     5.3 This Agreement shall be construed and enforced according to the laws of the State of California, excluding its choice of law rules.

     5.4 This Agreement supersedes all previous correspondence, promises, representations, and agreements, if any, either written or oral. No provision of this Agreement may be modified except by a writing signed by both DPRC and Employee.

     5.5 Except as otherwise provided in this Agreement, DPRC and the Employee hereby consent to the resolution by binding, non-appealable arbitration of all claims or controversies in any way arising out of, relating to or associated with the Employee's employment with DPRC or its termination ("Claims"), that DPRC may have against the Employee or that the Employee may have against DPRC or against its officers, directors, employees, agents or clients. The Claims covered by this Agreement include, but are not limited to, Claims for wages or other compensation due; Claims for breach of any contract or covenant, express or implied; tort Claims; Claims for discrimination or harassment; Claims for benefits, including stock options, except as excluded below; and Claims for violation of any federal, state or other governmental constitution, statute, ordinance or regulation. This consent to arbitrate, however, shall not apply to, or cover Claims for workers' compensation benefits; Claims for unemployment compensation benefits; Claims by DPRC for injunctive and/or other equitable relief; Claims relating to unfair competition or solicitation and/or the use or disclosure of trade secrets, confidential information, proprietary information or other intellectual property rights of DPRC or its clients; and Claims based upon an employee's pension or other benefit plan, the terms of which contain an arbitration or other non- judicial dispute resolution procedure, in which case the provisions of such plan shall apply. Any arbitration required by this Agreement shall be conducted in Orange County, California in accordance with the commercial arbitration rules of the American Arbitration Association then existing, and any award, order or judgment pursuant to such arbitration may be enforced in any court of competent jurisdiction and the prevailing party shall be entitled to recover its fees and expenses incurred in connection with such arbitration. All such arbitration proceedings shall be conducted on a confidential basis.

6.   Termination of Employment.
     -------------------------

     DPRC and Employee each acknowledge and understand that the employment of Employee by DPRC is at will, and that said employment of Employee shall be terminable by either DPRC or Employee at any time, without notice. No policies or procedures of DPRC or benefits provided by DPRC, whether oral or written, express or implied, formal or informal, are intended, nor shall they be construed to limit the right or ability of DPRC or Employee to terminate said employment as set forth above. Except as otherwise agreed in writing or as otherwise provided by this Agreement, upon termination of employment neither DPRC nor Employee shall have any further obligation to each other by way of compensation or otherwise.

7.   Acknowledgment by Employee.
     --------------------------

     Employee has carefully read and considered the provisions of this Agreement and agrees that all of the above-stated restrictions, obligations and promises are fair and reasonable and reasonably required for the protection of the interests of DPRC. Employee further acknowledges that the goodwill and value of DPRC is enhanced by these provisions and that said enhancement is desired by Employee. Finally, Employee indicates his/her acceptance of this Agreement by signing and returning the enclosed copy of the Agreement where indicated below.


"DPRC"                                      "EMPLOYEE"
DATA PROCESSING
RESOURCES CORPORATION,
a California corporation


By:/s/ Phoebe Stenton                       /s/ James A. Adams
   ------------------------------------     --------------------------------
   Phoebe Stenton                           James A. Adams
   Vice President, Corporate Services


Dated: May 12, 1998                         Dated: May 12, 1998

                                   EXHIBIT A

                COMPENSATION PLAN FOR JAMES A. ADAMS (EMPLOYEE)


Base Compensation:
-----------------

     Employee will be paid an annual base salary of $150,000. to be paid bi-weekly and subject to customary withholding of payroll taxes. Base salary will be reviewed in February, 1999, for possible annualized merit increase to be effective March 1, 1999.

Bonus:
-----

     Employee will be eligible for an annual bonus based on criterion and performance standards to be established by Michael A. Piraino in accordance with the Company's regular practices. Bonus will be 25% of salary (annualized) at target, with a minimum bonus of 10% and a maximum bonus of 50% of annual base salary.

Term:
----

     One year beginning on or before June 1, 1998.

Incentive Stock Options:
-----------------------

     DPRC will grant Employee options to purchase 30,000 shares of Company stock, subject to Board approval, at closing market price the day prior to Board approval. Employee will have the opportunity to be granted options on an additional 20,000 shares of Company stock, subject to Board approval, based upon the completion of mutually determined management objectives. Options shall vest over four years from issue date, with 25% vesting after one year, and one-twelfth of the remainder vesting in each of the following twelve quarters.

Severance:
---------

     DPRC and Employee acknowledge that employment is at will and may be terminated by DPRC or Employee with or without cause and with or without notice. However, should DPRC terminate employment without cause, DPRC will continue Employee salary and benefits for six months, and will pay the Bonus described in Paragraph 2 prorated to date of termination. This provision will survive the expiration of this Agreement.

          ALL COMPENSATION PLANS ARE SUBJECT TO CHANGE BY MANAGEMENT.


AGREED AND ACCEPTED:



/s/ James A. Adams                          May 12, 1998
----------------------------                ------------------------
    James A. Adams                          (date)